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Exhibit 10.4

[Translation]

LEASE

Between

UNIVERSITÉ DE SHERBROOKE

(the "LESSOR")

and

TRANZYME PHARMA INC.

(the "LESSEE")

With respect to the space in certain buildings belonging to the University

 TABLE OF CONTENTS

PREAMBLE	3
LEASE AND DESCRIPTION OF PREMISES	3
TERM OF THE LEASE	3
USE OF THE LEASED PREMISES	4
RENT	4
SERVICES	5
LESSOR'S RIGHTS AND OBLIGATIONS	7
LESSEE'S RIGHTS AND OBLIGATIONS	7
REPAIRS, MODIFICATIONS AND IMPROVEMENTS	8
ASSIGNMENT AND SUBLEASE	8
COVENANTS IN THE EVENT OF LOSS	8
INSURANCE	9
LIABILITY—DAMAGE	10
PERMITS AND TAXES	10
RELEASE OF MOVABLE HYPOTHEC	11
ACCESS TO THE LEASED PREMISES	11
CONDITION OF THE PREMISES	11
TERMINATION OF LEASE—DEFAULTS	11
PUBLICATION	12
WAIVER	12
NOTICES AND REQUESTS	12
EXPIRY OF LEASE	13
RENEWAL OPTIONS	13
FORCE MAJEURE	13
INTERPRETATION	14
ARBITRATION	14
SUCCESSORS AND ASSIGNS	14

SCHEDULE 1A	CALCULATION OF RENTABLE AREA USING THE BOMA METHOD
SCHEDULE 1B	PLANS AND IDENTIFICATION OF "LEASED PREMISES"
SCHEDULE 1C	AREA OF PREMISES LEASED BY TRANZYME PHARMA AT THE IPS
SCHEDULE 2A	CALCULATION OF RENTABLE AREA USING THE BOMA METHOD
SCHEDULE 2B	PLANS AND IDENTIFICATION OF "LEASED PREMISES"
SCHEDULE 2C	AREA OF PREMISES LEASED BY TRANZYME PHARMA AT THE IPS

        LEASE AGREEMENT ("Lease") entered into in Sherbrooke, Province of Quebec, this 7th day of September, 2006.

BETWEEN:	UNIVERSITÉ DE SHERBROOKE, a corporation duly incorporated, having its place of business at 2500 boulevard de l'Université, Sherbrooke, Province of Quebec, J1K 2R2, herein acting and represented by Luce Samoisette, Assistant Vice-Chancellor and Administrative Vice-Rector, duly authorized for the purposes hereof as she so declares;
(hereinafter the "LESSOR")
AND:
TRANZYME PHARMA INC., a corporation duly incorporated, having its head office at 3001 12[e] Avenue Nord, Sherbrooke, Quebec J1H 5N4, herein acting and represented by Mr. Rich Eisenstadt, Vice-President, Finance, duly authorized for the purposes hereof as he so declares;
(hereinafter the "LESSEE")

 PREAMBLE

        WHEREAS Université de Sherbrooke wishes to lease certain space in the Institut de pharmacologie to Transyme Pharma inc. for the purpose, in particular, of broadening and deepening avenues of cooperation, sharing their respective expertise in chemistry, biochemistry and pharmacology, and mutually developing a better understanding of the industrial and commercial prospects for products of research.

NOW, THEREFORE, THE PARTIES MUTUALLY AGREE AS FOLLOWS:

SECTION 1

LEASE AND DESCRIPTION OF PREMISES

1.1
Subject to the conditions, covenants and undertakings contained herein, the LESSOR leases to the LESSEE, here present and accepting, a designated part of the Institut de pharmacologie (the "Building"), on the 3rd floor (hereinafter referred to as the "Leased Premises"), a rentable area of more or less 1055.18 m2, as more substantially measured in Schedule 1A using the BOMA (Building Owners and Managers Association) measurement method approved on June 21, 1989 by the American National Standards Institute, Inc. and defined by a blue border on the plan(s), a copy of which is attached hereto as Schedule 1B. The rentable area comprises the space enumerated in Schedule 1C.

  The Leased Premises are leased "as seen" by the LESSEE. The LESSEE shall assume the cost of any work on or changes or improvements to the Leased Premises as may be required, subject to the provisions of the Lease.

1.2    Right of first refusal

  During the term of the Lease, the LESSEE shall have the right to refuse to lease the optional premises enumerated in Schedule 2C. The LESSEE shall express its desire to exercise said right of first refusal thirty (30) days following a notice from the LESSOR to the effect that said premises are included in an offer to lease, provided that such premises are made available by the Faculty of Medicine and Health Sciences. This space represents an additional rentable area of 206.69 m2 measured, in Schedule 2A, using the BOMA measurement method approved on June 21, 1989 by the American National Standards Institute, Inc.. The plan in Schedule 2B shows the rentable space that the LESSEE could occupy by exercising its right of first refusal. The annual base rent per square metre will be the same as the rate for the current space on an annualized basis, as set forth in Section 4.3.

SECTION 2

TERM OF THE LEASE

2.1
The Lease is granted and accepted for a term (hereinafter called "Term") of three (3) years commencing on October 1, 2006 and ending on September 30, 2009, unless it is delayed, terminated or extended pursuant to the provisions hereof.

2.2
Notwithstanding the Term of the Lease, if the Leased Premises are available before the commencement date of the Lease, the LESSEE may use and occupy them as soon as they are available; in such circumstances, the LESSEE shall ensure that it does not hinder the construction work being carried out on the Building by the LESSOR or the efficient operation of the Building. The LESSEE shall be liable for any damage caused by its acts or the acts of its contractors, subcontractors, employees, servants and visitors.

 SECTION 3

USE OF THE LEASED PREMISES

3.1
The LESSEE shall use and occupy the premises leased under this Lease solely for the purposes of operating a research laboratory in the field of pharmacology and biomedical chemistry.

SECTION 4

RENT

4.1
The LESSEE undertakes to pay the LESSOR, for the entire duration of the Lease, except as specifically set forth herein, in lawful currency of Canada, gross rent of four hundred and forty-eight thousand four hundred and seventy-two dollars and sixty cents ($448,472.60) per year, payable in advance in equal consecutive monthly instalments of thirty-seven thousand three hundred and seventy-two dollars and seventy-two cents ($37,372.72) each, on the first (1st) day of each month over the duration of the Lease. The annual base rent is four-hundred and twenty-five dollars and two cents ($425.02) per square metre.

4.2
The gross rent includes the base rent, the LESSOR's proportional share of the operating expenses of the Building and the cost of the electricity used in the premises leased by the LESSEE. The gross rent does not include, if applicable, the cost of the services mentioned in Section 5 hereof.

4.3
Notwithstanding subsection 4.1, the annual gross rent will be increased annually by a fixed rate of 2%. The rent will be adjusted on 1st day of October of each year of the Term of this Lease.

4.4
The LESSOR shall forward to the LESSEE a notice in writing indicating the rent increase applicable effective the 1st day of October of each year of the Lease.

4.5
The gross rent stipulated in this section is payable to the LESSOR, without notice or demand, at the following address:

    Université de Sherbrooke
    c/o Service des finances
    Section des encaissements
    Sherbrooke (Québec) J1K 2R1

4.6
The federal and provincial taxes are not included in the price of the rent and must therefore be added, if applicable.

4.6.1
The LESSOR's registration number for purposes of the goods and services tax is R108161076.

4.6.2
The LESSOR's registration number for purposes of the Québec sales tax is 1006150744.

4.7
All amounts in arrears payable under the provisions hereof shall bear interest at the Bank of Canada prime rate plus 2% per annum, as of the payment date. For the purposes hereof, the Bank of Canada prime rate is the rate in effect on the date on which any amount became payable.

4.8
The LESSEE shall not, under any circumstances, have the right to indemnify itself or deduct any amount or effect any set-off against any amount whatsoever payable under the provisions of this Lease, including, but without limiting the generality of the foregoing, any claim based on any decrease in enjoyment caused by acts committed by co-lessees or any claim relating to repairs to the Leased Premises.

 SECTION 5

SERVICES

5.1
The LESSOR agrees to provide at its expense to the LESSEE all the services required for premises leased in a building of this type, including, among other things, electricity, heating, housekeeping, water supply, etc, subject to the following:

        5.1.1    Elevators

    The LESSOR shall provide, at its expense, and maintain in good operating condition, passenger elevators, which shall be in service every day. The LESSOR shall be under no obligation to provide operators for these elevators and the fact that it may do so from time to time shall not entail any obligation for the LESSOR to continue such service. The LESSEE shall have use of the elevators in conjunction with all other persons having access to them, but the LESSOR shall not be liable for any damage caused to the LESSEE and its employees, agents, representatives or visitors by such other persons using the elevators in conjunction with it.

        5.1.2    Heating and air conditioning

  (a)
  The LESSOR, so long as it is able to obtain such service from its main supplier, shall provide heating and air-conditioning service in order to ensure the LESSEE's comfort in accordance with the usual standards established for buildings of this type. The LESSOR may, at its discretion, install an electricity sub-meter, at the LESSEE's expense, in order to measure the LESSEE's electricity consumption if, in the LESSOR's opinion, the LESSEE's electricity consumption exceeds the average consumption of the other like lessees.

  (b)
  The Leased Premises shall be heated and ventilated at the LESSOR's expense during the LESSEE's operating hours. The LESSEE's operating hours are from 8:30 a.m. to 10:30 p.m., Monday to Friday. On weekends, the Leased Premises shall be heated, ventilated and air-conditioned at no additional cost for the LESSEE during the LESSEE's operating hours from 8:30 a.m. to 5:00 p.m., except for periods when the Leased Premises are not in use, further to notice from the LESSEE, to ensure that building energy costs are managed effectively.

        5.1.3    Housekeeping service

    The LESSOR shall be responsible for providing housekeeping for the Leased Premises (in accordance with its standards and at its expense), except for space leased for storage purposes, provided that the LESSEE maintains them in good condition and keeps them available for cleaning at all times after normal business hours.

        5.1.4    Laundry service

    The LESSEE shall pay, on top of the gross rent, the cost of using the laundry service, based on the LESSEE's share established at one thousand one hundred and twenty-three dollars ($1,123) per month. The LESSEE's share is prorated to the number of research laboratories leased (5/24). The LESSOR shall bill the LESSEE the cost of the laundry service on top of the gross rent indicated in Section 4 hereof. The LESSEE shall have the right and privilege of terminating the laundry service. To exercise this privilege, the LESSEE must give the LESSOR at least one (1) month's written notice.

        5.1.5    Use of the distilled water service

    The LESSEE shall pay, on top of the gross rent, the cost of using the distilled water service, based on the LESSEE's share established at one hundred and fifty dollars ($150) per month.

    The LESSEE's share is prorated to the number of research laboratories leased (5/24). The LESSOR shall bill the LESSEE the cost of the laundry service on top of the gross rent indicated in Section 4 hereof.

        5.1.6    Use of the Faculté de médecine et des sciences de la santé store

    The LESSEE must use the Faculté de medicine et des sciences de la santé store to acquire regulated materials of any kind used by the LESSEE as part of its research activities. The LESSEE may use the Faculté de médecine et des sciences de la santé store to acquire laboratory supplies. The LESSOR shall bill the LESSEE the basic cost of the goods, (FOB) at the counter, plus 15%.

        5.1.7    Liquid nitrogen

    Liquid nitrogen is available at the Faculté de médecine et des sciences de la santé store, and its use is subject to the provisions of subsection 5.1.6. The Faculté de médecine et des sciences de la santé store has a bulk tank for filling 1- to 22-litre containers.

        5.1.8    Nitrogen gas

    The LESSOR shall provide the necessary infrastructures to maintain the service. The LESSEE shall pay for its consumption.

        5.1.9    Hazardous waste management and disposal service

    The LESSEE must use the LESSOR's hazardous waste management and disposal service to safely remove all hazardous substances or any other waste that could cause risk to the environment. The cost of the hazardous waste management and disposal service shall be billed monthly to the LESSEE by the LESSOR on top of the gross rent indicated in Section 4 hereof. The cost of the hazardous waste management and disposal service, which is revised annually, is based on the fee applicable to each waste class, as indicated below:

Waste Class (excluding taxes)	Applicable fee
Organic solvents	$1.60	Per kilogram
Acid and base solutions	$1.60	Per kilogram
Chemical residues eliminated in lab pack	$227.50	For 80 litres
Mercury residues ($25 + 30% of management fee)	$32.50	Per kilogram
Reagent products ($50 + 30% of management fee)	$65.00	Per kilogram
Waxed cardboard barrels for broken glass	$13.92	Per unit
Plastic containers for sharp materials (bio-risk)	$2.70	Per unit
Plastic containers for sharp materials (chemical)	$1.95	Per unit

        5.1.10    Parking

    The LESSEE may, if it so desires, acquire one or more parking permits from the Centre hospitalier universitaire de Sherbrooke (CHUS).

        5.1.11    Telephone and Internet service

    The telephone system infrastructure is provided and maintained by the LESSOR. The operating costs shall be assumed by the LESSEE. The "Internet" service is provided at no cost by the LESSOR.

 SECTION 6

LESSOR'S RIGHTS AND OBLIGATIONS

6.1
The LESSOR undertakes to keep and maintain the Building and the Leased Premises in a good state of repair and in perfect condition, including the improvements, additions, decor, heating system and electrical system, and to immediately carry out, at its expense, any repairs required to keep and maintain them in a good state of repair and in perfect condition.

6.2
The LESSOR shall have the right to interrupt or modify the services it is required to provide under this Lease if repairs, replacements, modifications or improvements prove necessary further to an accident or an event beyond the LESSOR's control. In such case, the LESSOR undertakes to restore the services involved as soon as possible. However, the LESSEE may be held responsible for any repairs or replacements which may prove necessary as a result of its negligence or a misuse of the Leased Premises, systems or equipment. In such case, the LESSOR undertakes to restore the services involved as soon as possible.

SECTION 7

LESSEE'S RIGHTS AND OBLIGATIONS

7.1    Maintenance of the Leased Premises

  At all times during the Term and at its own expense, the LESSEE must maintain the Leased Premises and keep them in good condition as would a careful owner, with the exception of deterioration due to normal wear and tear that does not prevent the appropriate use and enjoyment of the Leased Premises in accordance with the Lease (except for housekeeping, as set forth in subsection 5.1.3

7.2    Security service

  The LESSEE is responsible for and shall assume the costs of all security services (guard service) for the Leased Premises. The LESSOR may, at its expense, provide electronic surveillance of the Leased Premises but shall not be responsible for surveillance of the premises. The LESSOR is responsible for general building security.

7.3    Glazing and sign breakage

  The LESSOR shall not assume any responsibility for the breakage of glazing, plate glass or signs on the Leased Premises. However, the LESSOR shall be responsible for ensuring that damage to glass, partition glass and signs separating the Leased Premises from the other premises of the LESSOR is repaired at its expense, if such breakage is caused from outside the Leased Premises.

7.4    Signs

  In accordance with the standards and criteria established by the LESSOR, the LESSEE may, at its expense, provide, install and maintain one or more signs. The LESSEE must obtain the appropriate permits, if any, at its expense, from the competent authorities. Moreover, before proceeding with such installation, it must obtain prior express permission from the LESSOR.

7.5    Compliance with laws

  The LESSEE shall comply, immediately and at its expense, with the requirements of all applicable statutes, rules, ordinances, orders, regulations and by-laws of the municipality, the provincial and federal governments, and each of their respective departments, commissions or bodies, where applicable, and of any other governmental authority that exercises any jurisdiction over the Leased Premises, the occupancy of the Leased Premises by the LESSEE, or the conduct of the LESSEE's business in the Leased Premises.

7.6    Regulations and guidelines

  (a)
  The LESSEE undertakes to comply with the regulations and guidelines of the LESSOR and not to use, and to ensure that its subcontractors, suppliers and personnel do not use, the name or graphic symbols associated with Université de Sherbrooke for advertising purposes, except by express agreement with the LESSOR.

  (b)
  The LESSEE undertakes to conduct its laboratory activities and store hazardous materials in accordance with laws, regulations and standards, and in conformity with the LESSOR's instructions and guidelines.

7.7    Public order, noise, vibrations, odours

  The LESSEE shall not use the Leased Premises and shall not allow the Leased Premises to be used for purposes that may disturb public order or cause noise, annoying vibrations or unpleasant odours.

SECTION 8

REPAIRS, MODIFICATIONS AND IMPROVEMENTS

8.1
The LESSEE may not, without prior written consent from the LESSOR, which consent shall not be withheld unreasonably, make any repairs, changes or improvements to the Leased Premises either before or during the Term of the Lease.

8.2
Any connection to the electrical system, plumbing or air-conditioning system shall be considered modifications within the meaning of this section.

8.3
The LESSOR shall have the right to install and maintain in the Leased Premises any and all things that prove necessary, reasonable or useful for the proper functioning of the Building and its use by any lessee, without compensation in favour of the LESSEE, provided that the enjoyment of the Leased Premises by the LESSEE is not thereby affected.

SECTION 9

ASSIGNMENT AND SUBLEASE

9.1
The LESSEE may not give, transfer or otherwise assign the Lease or sublet all or part of the Leased Premises, directly or indirectly, without the specific, written consent of the LESSOR.

9.2
The LESSEE may, after the first complete year of the Lease, terminate the Lease by providing written notice six (6) months prior to the desired termination date. If the LESSEE exercises this right, it must pay the LESSOR, on top of the gross rent payable in full up to the new expiry date of the Lease, a penalty equal to four months' rent.

SECTION 10

COVENANTS IN THE EVENT OF LOSS

10.1
Should the Leased Premises be partially damaged as a result of a fire or other cause not attributable to the fault or negligence of the LESSEE, its officers, agents, employees, visitors or any other person on the Leased Premises with the LESSEE's permission, the LESSOR shall carry out the necessary repairs at its expense and the rent shall then be reduced and allocated according the usable part of the Leased Premises until the repairs are completed.

10.2
Should, as a result of a fire or other cause, the Leased Premises be totally destroyed or rendered totally or substantially uninhabitable or the Building suffer considerable damage, regardless of the state or condition of the Leased Premises:

(a)
if the LESSOR decides not to repair or rebuild the Leased Premises or the Building, as applicable, it may, within ninety (90) days of the fire or other loss and without incurring any liability toward the LESSEE, notify the LESSEE in writing of such decision, whereupon the Lease shall terminate immediately. The LESSEE must evacuate the Leased Premises and deliver them to the LESSOR. The LESSEE'S responsibility for the rent shall cease on the day following the loss; or

(b)
if the LESSOR decides to repair or rebuild the Leased Premises or the Building, as applicable, the LESSEE's responsibility for the rent shall be suspended from the day following the loss until the day the LESSEE is able to reoccupy the Leased Premises.

SECTION 11

INSURANCE

11.1
The LESSEE must, at its own expense, purchase and maintain in force, for the Term of the Lease, the following insurance policies covering the LESSOR and the LESSEE:

(a)
Comprehensive public and civil liability insurance in an amount of no less than five million dollars ($5,000,000) per occurrence, for injury or death of one or more persons or for property damage arising out of any accident or incident: this insurance policy shall name the LESSOR as additional insured;

(b)
All-risk tenant liability insurance in an amount of no less than one million dollars ($1,000,000) per occurrence; this policy shall name the LESSOR as additional insured;

(c)
Insurance covering movable property and leasehold improvements, be they paid for by the LESSEE or the LESSOR, located in the Leased Premises against fire and other perils usually covered by this type of insurance policy, which insurance shall at all times be for the replacement value of the such property and improvements.

11.2
These insurance policies must be purchased from recognized insurance companies and must stipulate that the insurer shall have no right of subrogation against the LESSOR for any loss or damage covered by such insurance or for payments made to settle claims against the LESSOR or LESSEE covered by such policies or to release the LESSOR or LESSEE from the liability against which such insurance is maintained.

  Notwithstanding any provision contained herein, where such insurance would not fully cover any loss or damage because of provisions for deductions (deductible clauses) or because the loss or damage amount exceeds the coverage under the policy, the LESSOR shall not be liable and the LESSEE shall release the LESSOR from any liability and shall indemnify and hold harmless the LESSOR from any claim for the portion of the amount of the loss or damage that is not covered.

  The LESSEE shall obtain from the insurers of such policies an undertaking to notify the LESSOR in writing of any cancellation of such policies no less than ten (10) days before such cancellation. The LESSEE agrees that in the event that it does not purchase or maintain in force any one of these policies, the LESSOR shall have the right to do so in the LESSEE's stead and pay the premium thereon, and the LESSEE shall then reimburse the LESSOR for the amount paid for the premium and such reimbursement shall be added to the amount of the rent payable on the first day of the month following payment of the premium by the LESSOR.

  The LESSEE shall provide the LESSOR with proof that the insurance is being maintained in force, as provided herein, as well as proof of the required payment of the premiums and renewal premiums for such insurance.

11.3
The LESSEE undertakes not to do anything in the Leased Premises, allow anything or omit anything that may result in increased insurance premiums for the LESSOR or have the effect of increasing the LESSOR's insurance premiums for the buildings where the Leased Premises are located; if the insurance premiums are so increased, the LESSEE shall pay the LESSOR, on top of the rent, the amount of any increase in insurance premiums.

SECTION 12

LIABILITY—DAMAGE

12.1    Damage to the LESSEE's property

  The LESSOR shall not be liable for any damage to the property of the LESSEE or of other persons who may be in the Leased Premises, or for the loss or theft of any property of the LESSEE or other persons, except if such damage or loss was caused deliberately or by the negligence of the LESSOR, its employees, servants, agents or representatives, or if such damage resulted from defects and faults in the Building, or from any other cause for which the LESSOR is responsible hereunder.

12.2    Damage to persons

  The provisions of the preceding section concerning damage to the LESSEE's property shall apply to injuries suffered by persons who may be in the Leased Premises.

12.3    Notice of damage

  The LESSEE shall, as soon as practicable in the circumstances, notify the LESSOR in the event of fire, defects or sudden damage affecting the Leased Premises.

12.4    Indemnification of the LESSOR

  The LESSEE undertakes to indemnify, defend and hold harmless the LESSOR from and against all actions, proceedings and claims arising from an act or omission by the LESSEE or one of its employees, representatives or servants, during the Term of the Lease.

SECTION 13

PERMITS AND TAXES

13.1
The LESSEE is responsible for obtaining and paying for all necessary permits and for paying all rental taxes, property and school taxes and the surtax, and all other similar assessments that may be levied or assessed against the lessees of a building in respect of the Leased Premises or the activities carried on therein by the lessees, directly to the government authorities. If as a result of amendments to the applicable laws and regulations, such taxes and/or permits become payable by the LESSOR, the LESSEE shall reimburse the cost thereof to the LESSOR as additional rent, upon simple request from the LESSOR with supporting documentation.

 SECTION 14

RELEASE OF MOVABLE HYPOTHEC

14.1
The parties agree to require that before any work begins in the Leased Premises, all contractors or subcontractors give the LESSOR a notice of waiver and release for any privilege or right of privilege that could then or in the future exist for the work or labour or materials supplied or to be supplied under any contract or subcontract.

SECTION 15

ACCESS TO THE LEASED PREMISES

15.1
The LESSOR, as well as its duly authorized agents and representatives, may, at any time and without incurring any liability toward LESSEE, enter the Leased Premises in order to carry out modifications, repairs, inspections or meter readings. No prior notice in writing shall be required if the LESSOR is placed in an emergency situation, but the LESSOR shall inform the LESSEE immediately. No prior notice shall be required from the LESSOR when the latter wishes to examine the Leased Premises in order to verify the condition of the Leased Premises, the proper maintenance thereof and compliance with the applicable laws and regulations.

15.2
The LESSEE shall allow any person wishing to lease the Leased Premises to visit them on twenty-four (24) hours' prior notice during the last six (6) months of the Term of the Lease or its renewal, during regular business hours.

SECTION 16

CONDITION OF THE PREMISES

16.1
Within thirty (30) days of the LESSEE taking possession for the Leased Premises, the LESSEE shall inform the LESSOR of any faults or defects in or affecting the Leased Premises that are preventing or limiting their use, and failing such notice, it shall be presumed for all purposes, on the date on which the Term commences, that the LESSEE has accepted the Leased Premises in the condition in which they were found at that time; the LESSOR shall no longer have as of that time any obligation with respect to faults or defects.

SECTION 17

TERMINATION OF LEASE—DEFAULTS

17.1
This Lease shall, at the discretion of the LESSOR, be terminated as a matter of right and the LESSOR may, without notice or formal demand, repossess and use the Leased Premises placed at the disposal of the LESSEE, upon the occurrence of any one of the events listed hereinafter or of events of a similar nature:

(a)
the rent or any additional rent is not paid within thirty (30) days of the date on which it was payable;

(b)
the LESSEE discontinues its operations or ceases to use the Leased Premises for the purposes defined in Section 3;

(c)
the LESSEE becomes insolvent, makes an authorized assignment of its property or is put into bankruptcy or liquidation. The LESSOR shall give the LESSEE thirty (30) days to rectify the situation;

  (d)
  any event of such nature that the services set forth in this Lease cannot be provided to the LESSEE;

  (e)
  the LESSEE fails to fulfill any of the covenants and conditions of the Lease.

17.2
In the event of any default by the LESSEE, the LESSOR may, at its option, give the LESSEE notice in writing of its intention to terminate the Lease.

SECTION 18

PUBLICATION

18.1
This Lease may not be published at length without the express written consent of the LESSOR. Should the Lease be published in breach of this section, the LESSEE undertakes to execute and sign any necessary documents to cancel such illegal publication. If the LESSEE wishes to have certain extracts of the Lease published, it must have a memorial of Lease prepared, at its expense, and must submit such memorial to the LESSOR for prior approval and provide a copy to the LESSOR upon publication thereof.

SECTION 19

WAIVER

19.1
Waivers or amendments to the terms and conditions of the Lease may only be made expressly in writing, subject, however, to the LESSOR's right to establish rules and guidelines, as set forth hereinafter, and without prejudice to such right.

19.2
The failure of one party to enforce any covenant or condition of the Lease or to exercise any of its rights hereunder shall not constitute a waiver or relinquishment for the future of any covenant, condition or right under the Lease, which shall continue in full force and effect.

19.3
Subordination: The LESSOR and the LESSEE consent to the notice of waiver described in Schedule 3.

SECTION 20

NOTICES AND REQUESTS

20.1
Any notice or request under this Lease, by the LESSOR or the LESSEE, shall be deemed to have been validly made when it is made in writing, except as expressly provided otherwise, and delivered in person or sent by registered mail, postage prepaid and addressed to:

(a)
in the case of the LESSOR

    Ms. Luce Samoisette
    Assistant Vice-Chancellor and Administrative Vice-Rector
    Pavillon George-Cabana
    Université de Sherbrooke
    2500, boulevard de l'Université
    Sherbrooke (Québec) J1K 2R1

  (b)
  In the case of the LESSEE

    Mr. Rich Eisenstadt
    Vice-President Finance and Chief Financial Officer
    3001, 12e Avenue Nord
    Sherbrooke (Québec) J1H 5N4

20.2
The LESSOR or the LESSEE may from time to time name another representative. At such time, it will be required to inform the representative of the other party in writing.

SECTION 21

EXPIRY OF LEASE

21.1
On the date the Lease expires, the LESSEE shall give the LESSOR peaceable possession of the Leased Premises with all the improvements, modifications, changes or construction carried out at any time during the Term of this Lease without any compensation for the LESSOR, and the whole shall be delivered in a good state of repair, subject to normal wear and tear.

21.2
Unless agreed to by the LESSOR's representative in advance, the LESSEE shall dismantle all shelves and their accessories that were installed by it. In addition, the LESSEE shall leave the Leased Premises clean, removing all personal property, the materials belonging to it and all waste.

21.3
Notwithstanding all the other provisions of the Lease, the LESSEE, at the end of or after the Lease, shall not remove from the Leased Premises any fixed dividers, plumbing and heating equipment, or telephone or electrical wire or line, and it shall not be entitled to any compensation in return. If the LESSOR wishes to remove them for its own purposes, it must do so at its own expense and without any claim against the LESSEE.

SECTION 22

RENEWAL OPTIONS

22.1
If the LESSEE is not in default under any of the terms and conditions hereof, it shall have the right and the privilege of renewing this LEASE for a term of one (1) year. To exercise this privilege, the LESSEE must give the LESSOR no less than six (6) months' written notice prior to expiry of this Lease of its intention to renew the Lease. The renewed Lease shall be on the same terms and conditions as those set forth herein, except for the rent, which will be agreed upon between the parties, and the renewal option set forth in this section.

22.2
If the LESSEE does not give the notice set forth in Section 22.1 hereof, the LESSEE shall be considered at such time to have chosen not to renew this Lease. There will not be any automatic renewal, and any occupancy of the Leased Premises after such date by the LESSEE shall not have the effect of extending the Term of the Lease or renewing the Lease for any period whatsoever.

22.3
The rent provided for the last year of this Lease will be increased by 2% for such renewal year.

SECTION 23

FORCE MAJEURE

23.1
The LESSOR shall not be liable for any failure to perform any of its obligations hereunder or responsible for any damage or loss caused to the LESSEE, if said failure, damage or loss is caused by a fortuitous event, an event of force majeure, natural causes, acts by enemies of Canada and Quebec, war, strike, fire or other casualty or any similar circumstance, any circumstance or act attributable to the LESSEE or any emergency or cause beyond the control of the LESSOR.

 SECTION 24

INTERPRETATION

24.1
This Lease shall be construed and enforced in accordance with the laws of the province of Quebec. If any condition or provision of this Lease is declared illegal, invalid or unenforceable, it shall be considered to be independent of this Lease and as not forming part thereof, and the other provisions and conditions shall remain in full force and effect and shall be binding on the parties hereto as if the illegal or invalid or unenforceable provisions had never been part of this Lease.

24.2
The headings, section numbers, clause numbers and table of contents of this Lease have been inserted for ease of reading only and do not define or limit, interpret or describe, in any way, the scope or intention of the said sections or clauses of this Lease, nor do they affect it in way whatsoever.

24.3
All the schedules to this Lease form an integral part hereof as if they were stated at length.

SECTION 25

ARBITRATION

25.1
Recourse to arbitration governed by the Code of Civil Procedure

  If the Parties are unable to agree concerning certain clauses or sections of this Lease, the Parties agree to submit to arbitration, the procedure and regulation of which shall be subject to the provisions of articles 940 and following of the Code of Civil Procedure of the province of Quebec.

25.2
Arbitral award

  The arbitral award shall be binding on the Parties, which may not contest such award once it is issued.

25.3
Arbitration costs

  Each Party must assume the costs incurred to present its evidence; all other expenditures and costs related to the arbitration are to be shared equally by the Parties.

SECTION 26

SUCCESSORS AND ASSIGNS

26.1
The Lease shall enure to the benefit of the Parties hereto, as well as their respective heirs, executors, administrators, successors, assigns and legal representatives, and shall be binding on them. However, this section shall not have the effect of allowing the LESSEE to sublet the Leased Premises, or assign or transfer its interests in the Lease, except as specifically set out and permitted in the Lease.

        IN WITNESS WHEREOF, the LESSOR and the LESSEE have executed this Lease as follows:

Sherbrooke, on September 7, 2006	UNIVERSITY OF SHERBROOKE
	By:	/s/ Luce Samoisette (signed) Assistant Vice-Chancellor and Administrative Vice-Rector
Chantal Couture Witness (name)	/s/ Chantal Couture Witness (signature)
Sherbrooke, on September 6, 2006	TRANSYME PHARMA INC.
	By:	/s/ Rich Eisenstadt Rich Eisenstadt, Vice-president Finance and Chief Financial Officer
Helmut Thomas Witness (name) SVP Research and Development Transyme Pharma Inc.	/s/ Helmut Thomas Witness (signature)

 Schedule 1A

Université de Sherbrooke

CALCULATION OF RENTABLE AREA USING THE BOMA METHOD

Building identification: Z5 Institut de pharmacologie	Date: August 16, 2006

1	2	3	4	5	6	7	8	9
						USABLE AREA
Level	Built-up area	Gross area	Vertical penetrations	(3-4)=5 Rentable floor space	Space I.D.	Office space	Retail space	Building common area
0	Animal supply facility				#1	140.93	0.00	0.00
	Pharmacology				#2	159.17	0.00	0.00
					#3
					#4
					#5
					#6
					#7
					#8

		347.79	29.82	317.97		300.10	0.00	0.00

1	Pharmacology				#1	1,365.75	135.86
					#2
					#3
					#4
					#5
					#6

		1,903.09	61.88	1,841.21		1,365.75	0.00	135.86

2	Pharmacology				#1	1,466.56	0.00	0.00
					#2
					#3
					#4

		1,975.58	94.6	1,880.98		1,466.56	0.00	0.00

3	Transyme Pharma Inc.				#1	690.02	0.00	0.00
	Pharmacology				#2	789.16	0.00	0.00
					#3		0.00	0.00
					#4		0.00	0.00

		1,969.44	88.31	1,881.13		1,479.18	0.00	0.00

4					#1	23.73	0.00	989.18
					#2
					#3
					#4
		1,056.6	29.17	1,027.43		23.73	0.00	989.18

TOTAL		7,252.5	303.78	6,948.72		4,635.32	0.00	1,125.04

Service des immeubles/Sonia Royer

1

10	11	12	13	14	15
			BASE RENTABLE AREAS
(7+8+9)=10 Usable floor area	(5-10)=11 Floor common area	(5/10)=12 Floor R/U factor	(7x12)=13 Office space	(8x12)=14 Retail area	(9x12)=15 Building common area
140.93			149.32	0.00	0.00
159.17			168.65	0.00	0.00
				0.00	0.00
				0.00	0.00
				0.00	0.00
				0.00	0.00
				0.00	0.00
				0.00	0.00

300.10	17.87	1.06	317.97	0.00	0.00

1,501.61			1,674.62	0.00	166.59
				0.00	0.00
				0.00	0.00
				0.00	0.00
				0.00	0.00
			0.00	0.00	0.00

1,501.61	339.6	1.23	1,674.62	0.00	166.59

1,466.56			1,880.98	0.00	0.00
0.00				0.00	0.00
0.00				0.00	0.00
0.00				0.00	0.00

1,466.56	414.42	1.28	1,880.98	0.00	0.00

690.02			877.52	0.00	0.00
789.16			1,003.61	0.00	0.00
0.00			0.00	0.00	0.00
0.00			0.00	0.00	0.00

1,479.18	401.95	1.27	1,881.13	0.00	0.00

1,012.91			24.07	0.00	1,257.98
				0.00	0.00
				0.00	0.00
				0.00	0.00
1,012.91	14.52	1.01	24.07	0.00	1,003.36

5,760.36	1,188.36		5,778.77	0.00	1,169.95

2

16	17	18	19	20
		RENTABLE AREA
(sum13+som14+som15)=16 Building rentable area	16/(16-som15)=17 Building R/U factor	(13x17)=18 Office space	(14x17)=19 Retail area	(18+19)=20 Total rentable area
		179.55	0.00	179.55
		202.79	0.00	202.79
		0.00	0.00	0.00
		0.00	0.00	0.00
		0.00	0.00	0.00
		0.00	0.00	0.00
		0.00	0.00	0.00
		0.00	0.00	0.00

		382.34	0.00	382.34

		2,013.66	0.00	2,013.66
		0.00	0.00	0.00
		0.00	0.00	0.00
		0.00	0.00	0.00
		0.00	0.00	0.00
		0.00	0.00	0.00

		2,013.66	0.00	2,013.66

		2,261.80	0.00	2,261.80
		0.00	0.00	0.00
		0.00	0.00	0.00
		0.00	0.00	0.00

		2,261.80	0.00	2,261.80

		1,055.18	0.00	1,055.18
		1,206.79	0.00	1,206.79
			0.00	0.00
			0.00	0.00

		2,261.98	0.00	2,261.98

		28.94	0.00	28.94
			0.00	0.00
			0.00	0.00
			0.00	0.00
		28.94	0.00	28.94

6,948.72	1.20	6,948.72	0.00	6,948.72

3

 Schedule 1C

Université de Sherbrooke

Faculté de médecine et des sciences de la santé

Area of Premises Leased By Tranzyme Pharma at the IPS

Floor	Premises	Net area
Usable area of premises under current lease
03	Z5-3015	104.00
03	Z5-3019	100.55
03	Z5-3020	1.71
03	Z5-3021	1.74
03	Z5-3022	0.69
03	Z5-3023	27.55
03	Z5-3025	30.83
03	Z5-3026	102.23
03	Z5-3027	1.73
03	Z5-3028	13.84
03	Z5-3035	12.11
03	Z5-3036	12.23
03	Z5-3037	12.06
03	Z5-3038	12.22
03	Z5-3039	12.17
03	Z5-3040	100.51
03	Z5-3041	1.75
03	Z5-3042	1.73

Subtotal		549.65

Usable area of added premises
03	Z5-3005	12.14
03	Z5-3007	11.99
03	Z5-3008	12.11
03	Z5-3051	104.13

Subtotal		140.37

Total usable area		690.02

August 16, 2006	Service des immeubles/Sonia Royer

 Schedule 2A

Université de Sherbrooke

CALCULATION OF RENTABLE AREA USING THE BOMA METHOD

Building identification: Z5 Institut de pharmacologie	Date: August 16, 2006

1	2	3	4	5	6	7	8	9
						USABLE AREA
Level	Built-up area	Gross area	Vertical penetrations	(3-4)=5 Floor rental area	Space I.D.	Office space	Retail space	Building common area
0	Animal supply facility				#1	140.93	0.00	0.00
	Pharmacology				#2	159.17	0.00	0.00
					#3	1,365.75	135.86
					#4
					#5
					#6
					#7
					#8

		347.79	29.82	317.97		300.10	0.00	0.00

1	Pharmacology				#1
					#2
					#3
					#4
					#5
					#6

		1,903.09	61.88	1,841.21		1,365.75	0.00	135.86

2	Pharmacology				#1	1,466.56	0.00	0.00
					#2
					#3
					#4

		1,975.58	94.6	1,880.98		1,466.56	0.00	0.00

3	Tranzyme Pharma Inc.				#1	825.18	0.00	0.00
	Pharmacology				#2	654.00	0.00	0.00
					#3		0.00	0.00
					#4		0.00	0.00

		1,969.44	88.31	1,881.13		1,479.18	0.00	0.00

4					#1	23.73	0.00	989.18
					#2
					#3
					#4
		1,056.6	29.17	1,027.43		23.73	0.00	989.18

TOTAL		7,252.5	303.78	6,948.72		4,635.32	0.00	1,125.04

Service des immeubles/Sonia Royer

1

10	11	12	13	14	15
			BASICE RENTABLE AREAS
(7+8+9)=10 Floor usable area	(5-10)=11 Floor common area	(5/10)=12 Floor R/U factor	(7x12)=13 Office space	(8x12)=14 Retail area	(9x12)=15 Building common area
140.93			149.32	0.00	0.00
159.17			168.65	0.00	0.00
				0.00	0.00
				0.00	0.00
				0.00	0.00
				0.00	0.00
				0.00	0.00
				0.00	0.00

300.10	17.87	1.06	317.97	0.00	0.00

1,501.61			1,674.62	0.00	166.59
				0.00	0.00
				0.00	0.00
				0.00	0.00
				0.00	0.00
			0.00	0.00	0.00

1,501.61	339.6	1.23	1,674.62	0.00	166.59

1,466.56			1,880.98	0.00	0.00
0.00				0.00	0.00
0.00				0.00	0.00
0.00				0.00	0.00

1,466.56	414.42	1.28	1,880.98	0.00	0.00

825.18			1,049.41	0.00	0.00
654.00			831.72	0.00	0.00
0.00			0.00	0.00	0.00
0.00			0.00	0.00	0.00

1,479.18	401.95	1.27	1,881.13	0.00	0.00

1,012.91			24.07	0.00	1,257.98
				0.00	0.00
				0.00	0.00
				0.00	0.00
1,012.91	14.52	1.01	24.07	0.00	1,003.36

5,760.36	1,188.36		5,778.77	0.00	1,169.95

2

16	17	18	19	20
		RENTABLE AREAS
(sum13+som14+som15)=16 Building rentable area	16/(16-som15)=17 Building R/U factor	(13x17)=18 Office space	(14x17)=19 Retail area	(18+19)=20 Total rentable area
		179.55	0.00	179.55
		202.79	0.00	202.79
		0.00	0.00	0.00
		0.00	0.00	0.00
		0.00	0.00	0.00
		0.00	0.00	0.00
		0.00	0.00	0.00
		0.00	0.00	0.00

		382.34	0.00	382.34

		2,013.66	0.00	2,013.66
		0.00	0.00	0.00
		0.00	0.00	0.00
		0.00	0.00	0.00
		0.00	0.00	0.00
		0.00	0.00	0.00

		2,013.66	0.00	2,013.66

		2,261.80	0.00	2,261.80
		0.00	0.00	0.00
		0.00	0.00	0.00
		0.00	0.00	0.00

		2,261.80	0.00	2,261.80

		1,261.87	0.00	1,261.87
		1,000.10	0.00	1,000.10
			0.00	0.00
			0.00	0.00

		2,261.98	0.00	2,261.98

		28.94	0.00	28.94
			0.00	0.00
			0.00	0.00
			0.00	0.00
		28.94	0.00	28.94

6,948.72	1.20	6,948.72	0.00	6,948.72

3

 Schedule 2C

Université de Sherbrooke

Faculté de médecine et des sciences de la santé

Area of Premises Leased by Tranzyme Pharma at the IPS

Floor	Premises	Net area
Usable area of the premises under the current lease
03	Z5-3015	104.00
03	Z5-3019	100.55
03	Z5-3020	1.71
03	Z5-3021	1.74
03	Z5-3022	0.69
03	Z5-3023	27.55
03	Z5-3025	30.83
03	Z5-3026	102.23
03	Z5-3027	1.73
03	Z5-3028	13.84
03	Z5-3035	12.11
03	Z5-3036	12.23
03	Z5-3037	12.06
03	Z5-3038	12.22
03	Z5-3039	12.17
03	Z5-3040	100.51
03	Z5-3041	1.75
03	Z5-3042	1.73

Subtotal		549.65

Usable area of the premises added to the current lease
03	Z5-3005	12.14
03	Z5-3007	11.99
03	Z5-3008	12.11
03	Z5-3051	104.13

Subtotal		140.37

Usable area of optional premises
03	Z5-3016	16.18
03	Z5-3045	15.16
03	Z5-3047	100.40
03	Z5-3048	1.69
03	Z5-3049	1.73

Subtotal		135.16

Total usable area		825.18

August 16, 2006	Service des immeubles/Sonia Royer

 ADDENDUM 1 TO THE LEASE

Between

UNIVERSITÉ DE SHERBROOKE

(the "LESSOR")

and

TRANZYME PHARMA INC.

(the "LESSEE")

With respect to the space in certain buildings belonging to the University

        ADDENDUM 1 TO THE LEASE ("Addendum") entered into in Sherbrooke, Province of Quebec, on November 8, 2006.

BETWEEN:	UNIVERSITÉ DE SHERBROOKE, a corporation duly incorporated, having its place of business at 2500 boulevard de l'Université, Sherbrooke, Province of Quebec, J1K 2R2, herein acting and by Luce Samoisette, Assistant Vice-Chancellor and Administrative Vice-Rector, duly authorized for the purposes hereof as she so declares;
(hereinafter the "LESSOR")
AND:
TRANZYME PHARMA INC., a corporation duly incorporated, having its head office at 3001 12[e] Avenue Nord, Sherbrooke, Quebec J1H 5N4, herein acting and represented by Mr. Rich Eisenstadt, Vice-President, Finance and Chief Financial Officer, duly authorized for the purposes hereof as he so declares;
(hereinafter the "LESSEE")

        WHEREAS the LESSOR has leased to the LESSEE a designated part of the Institut de pharmacologie on the 3rd floor under the terms of a lease under private signature executed by the LESSOR on the seventh of September two thousand and six (September 7, 2006) and by the LESSEE on the sixth of September two thousand and six (September 6, 2006)

(hereinafter the LEASE")

        WHEREAS the LESSOR declares that it has the right to execute this lease ADDENDUM as owner of the building in which the leased premises are located.

        NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.     CHANGES TO LEASE

  The LESSOR and the LESSEE agree to amend the Lease as follows:

1.1
In Schedule 1c), area of the leased premises, correct:

  Tranzyme Pharma Inc. will occupy room Z5-3009 instead of room Z5-3008 for an equivalent area of 12.11 m2.

1.2
In Section 1.1, correct:

  As of October 1, 2006, room Z5-3016 will be occupied by the LESSEE. Consequently, an area of 16.18 m2 will have to be added to the total area of 1055.18 m2 indicated in Section 1.1 of the Lease. The new area will therefore be 1,071.36 m2 more or less under the BOMA (Building Owners and Managers Association) measurement method approved on June 21, 1989 by the American National Standards Institute, Inc.

1.3
In Section 4.1, correct:

  As of October 1, 2006, the rent will be increased by six thousand eight hundred and seventy-six dollars and eighty-two cents ($6,876.82), an amount equal to the annual base rent of $425.02 X the addition of room Z5-3016 measuring 16.18 m2. The gross rent will therefore become four hundred and fifty-five thousand three hundred and forty-nine dollars and thirty-six cents (455,349.36) per year, payable in advance in equal consecutive monthly instalments of thirty-seven thousand nine hundred and forty-five dollars and seventy-eight cents ($37,945.78).

1.4
In Section 5.1.4, rescind:

  This section is rescinded, as the laundry service is not used by the LESSEE, who is therefore not to be billed for it.

2.     RATIFICATION OF THE LEASE:

  All the other terms and conditions stipulated in the Lease contract which have not been hereby amended shall continue to apply during the Term of this ADDENDUM, mutatis mutandis.

        IN WITNESS WHEREOF, the LESSOR and the LESSEE have executed this Lease Addendum as follows:

Sherbrooke, 8 November 2006	UNIVERSITÉ DE SHERBROOKE
	By:	/s/ Luce Samoisette Luce Samoisette, Assistant Vice-Chancellor and Administrative Vice-Rector
Chantal Couture Witness (name)		/s/ Chantal Couture Witness (signature)
Sherbrooke, 01 Nov. 2006	TRANZYME PHARMA INC.
	By:	/s/ Rich Eisenstadt Rich Eisenstadt, Vice-President Finance and Chief Financial Officer
Ginette Turcotte Witness (name)		/s/ Ginette Turcotte Witness (signature)

[Translation]

RENEWAL OF LEASE AGREEMENT

between

UNIVERSITÉ DE SHERBROOKE
(The "LESSOR")

and

TRANZYME PHARMA INC.
(The "LESSEE")

with respect to the spaces in the buildings belonging to Université

        RENEWAL OF LEASE AGREEMENT ("Agreement") entered into in Sherbrooke, Province of Quebec.

BETWEEN:	UNIVERSITÉ DE SHERBROOKE, a corporation duly incorporated, having its place of business at 2500 boulevard de l'Université, Sherbrooke, Province of Quebec, J1K 2R2, herein acting and represented by Joanne Roch, Vice-Rector of Administration, duly authorized for the purposes hereof as she so declares;
(hereinafter the "LESSOR")
AND:
TRANZYME PHARMA INC., a corporation duly incorporated, having its head office at 3001 12[e] Avenue Nord, Sherbrooke, Quebec J1H 5N4, herein acting and represented by Mr. Rich Eisenstadt, Vice-President, Finance, duly authorized for the purposes hereof as he so declares;
(hereinafter the "LESSEE")

        hereinafter referred to as the "Parties"

 PREAMBLE

        WHEREAS the parties entered into a lease agreement ("Lease") executed on September 6, 2006 by the LESSEE and on September 7, 2006 by the LESSOR.

        WHEREAS an addendum to this Lease was executed on November 1, 2006 by the LESSEE and on November 8, 2006 by the LESSOR.

        WHEREAS the parties wish to renew this Lease which terminated on September 30, 2009, according to the following terms and conditions:

        NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.
The Rental Agreement shall be for a term of 2 years.

2.
If the LESSEE is not in default under any of the terms and conditions hereof, it shall have the right and privilege to renew this Agreement for a one (1) year term. To avail itself of this privilege, the LESSEE shall give the LESSOR written notice of its intention to renew this Agreement at least three (3) months before this Agreement expires. The renewed Agreement shall be under the same terms and conditions as those stipulated herein, except for the rent which shall be agreed upon between the parties and the renewal option provided herein.

If the LESSEE does not give the notice provided in section 2 hereof, the LESSEE shall then be considered as having chosen not to renew this Agreement. There shall not be any tacit renewal and occupancy of the Leased Premises after this date by the LESSEE shall not have the effect of extending the term of the Agreement or renewing the Agreement for any time period whatsoever.

3.
The leasable area shall be 944.71 m2, as appears in Schedule 1A and 1B at the cost of $442.19/ m2 for an annual rent of $417,741.31 before applicable taxes. The cost per m2 shall be fixed for the first two years and a 2% increase shall apply to the cost per m2 for the third year, if applicable.

4.
The LESSOR offers the LESSEE a space expansion option for a laboratory, an office and for Room 3045 if these spaces become available, according to the same terms and conditions as the other spaces provided in the Agreement. If any of the spaces become available, the LESSOR shall notify the LESSEE in writing and the latter shall have 30 days to confirm its decision in writing.

5.
The LESSEE agrees to pay a sum of $65,000 to Université for every year of the Agreement to support a collaboration project with researchers from the Institut de pharmacologie de Sherbrooke (IPS). The first instalment shall be transferred to IPS on March 1, 2010, the second instalment on March 1, 2011 and the third instalment on March 1, 2012 if the LESSEE pursues its renewal option for an additional year.

6.
All other terms and conditions stipulated in the Lease which are not amended by this Agreement shall continue to apply during the term hereof.

        IN WITNESS WHEREOF, the LESSOR and the LESSEE have signed this Agreement in the following manner:

Sherbrooke, February 11, 2010	UNIVERSITÉ DE SHERBROOKE
	by:	/s/ Joanne Roch Joanne Roch Vice-Rector of Administration
Chantal Couture Witness (name)	by:	/s/ Chantal Couture Witness (signature)
Sherbrooke, February 22, 2010	TRANZYME PHARMA INC.
	by:	/s/ Rich Eisenstadt Rich Eisenstadt, Vice-President, Finance
Sally Puckett Witness (name)	by:	/s/ Sally Puckett Witness (signature)

 Schedule 1A

Université de Sherbrooke

Faculty of Medicine and Health Sciences

Area of premised leased by Tranzyme Pharma at IPS

Floor	Room	Net Area
Usable area of the premises under the current lease
03	Z5-3015	104.00
03	Z5-3016	16.18
03	Z5-3019	100.55
03	Z5-3020	1.71
03	Z5-3021	1.74
03	Z5-3022	0.69
03	Z5-3023	27.55
03	Z5-3025	30.83
03	Z5-3026	102.23
03	Z5-3027	1.73
03	Z5-3028	13.84
03	Z5-3035	12.11
03	Z5-3036	12.23
03	Z5-3037	12.06
03	Z5-3038	12.22
03	Z5-3039	12.17
03	Z5-3051	104.13
Total Useable Area		565.97

Total "Leasable" Area		944.71

 Schedule 1B

QuickLinks

  Exhibit 10.4
TABLE OF CONTENTS
PREAMBLE
SECTION 1 LEASE AND DESCRIPTION OF PREMISES
SECTION 2 TERM OF THE LEASE
SECTION 3 USE OF THE LEASED PREMISES
SECTION 4 RENT
SECTION 5 SERVICES
SECTION 6 LESSOR'S RIGHTS AND OBLIGATIONS
SECTION 7 LESSEE'S RIGHTS AND OBLIGATIONS
SECTION 8 REPAIRS, MODIFICATIONS AND IMPROVEMENTS
SECTION 9 ASSIGNMENT AND SUBLEASE
SECTION 10 COVENANTS IN THE EVENT OF LOSS
SECTION 11 INSURANCE
SECTION 12 LIABILITY—DAMAGE
SECTION 13 PERMITS AND TAXES
SECTION 14 RELEASE OF MOVABLE HYPOTHEC
SECTION 15 ACCESS TO THE LEASED PREMISES
SECTION 16 CONDITION OF THE PREMISES
SECTION 17 TERMINATION OF LEASE—DEFAULTS
SECTION 18 PUBLICATION
SECTION 19 WAIVER
SECTION 20 NOTICES AND REQUESTS
SECTION 21 EXPIRY OF LEASE
SECTION 22 RENEWAL OPTIONS
SECTION 23 FORCE MAJEURE
SECTION 24 INTERPRETATION
SECTION 25 ARBITRATION
SECTION 26 SUCCESSORS AND ASSIGNS
  Schedule 1A
  Schedule 1C
  Schedule 2A
  Schedule 2C
ADDENDUM 1 TO THE LEASE Between UNIVERSITÉ DE SHERBROOKE (the "LESSOR") and TRANZYME PHARMA INC. (the "LESSEE") With respect to the space in certain buildings belonging to the University
PREAMBLE
  Schedule 1A
Area of premised leased by Tranzyme Pharma at IPS
  Schedule 1B